EXHIBIT 99.1

Edgewater Reports First Quarter 2015 Results

Anticipates Double-Digit Growth in Full Year 2015 Service Revenue

WAKEFIELD, Mass., April 29, 2015 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW), a leading consulting firm that brings a blend of classic and product-based consulting services to its clients, reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Highlights

  Acquired Cloud-based Microsoft CRM integrator Zero 2 Ten, Inc. ("Zero2Ten")
  Hired a team of specialized consultants, expanding the Oracle Financial Close Suite service offering capabilities
  Secured first time engagements with 34 new customers

First Quarter 2015 Financial Results vs. Year-Ago Quarter

  Total revenue was $26.6 million compared to $27.6 million
  Service revenue was $22.7 million compared to $23.5 million
  Gross profit was $7.6 million, or 28.8% of total revenue, compared to $10.1 million, or 36.6% of total revenue
  Gross profit margin related to service revenue was 30.4 % compared to 38.9%
  Utilization was 70.4 % compared to 78.0%
  Net loss of $(940,000), or $(0.08) per diluted share, compared to net income of $711,000, or $0.06 per diluted share
  Adjusted EBITDA (a non-GAAP measure) was a loss of $(104,000), or (0.4)% of total revenue and $0.01 per diluted share, compared to adjusted EBITDA of $2.0 million, or 7.1% of total revenue and $0.16 per diluted share (see "Non-GAAP Financial Measures" below for further discussion of this non-GAAP term)
  Cash flow used in operating activities was $3.4 million compared to cash flow used in operating activities of $2.7 million

Management Commentary

"During the first quarter, we executed our goal of expanding the breadth and depth of our service offerings," commented Shirley Singleton, Edgewater's chairman, president and CEO. "The acquisition of Zero2Ten, a Microsoft Dynamics 2014 Cloud Partner of the Year, provides fresh business offerings for our manufacturing clients, serves as a platform for expanding into other industry-oriented applications in the cloud, and helps build critical mass in the Microsoft Dynamics channel.

"We also further expanded our EPM service offerings with the hiring of a small group of full-time consultants who specialize in Oracle's Financial Close Suite products.

"Regarding our first quarter financial performance, in addition to the delays we experienced in the start of signed projects, we also had one large EPM project that was unexpectedly halted by the customer, resulting in the loss of billing for 21 billable consultants. Although we have already redeployed most of the consultants, the timing was such that we were unable to make up the lost service revenue during the first quarter. The resulting drop in billable consultant utilization associated with that halted project is the primary driver of the lower than expected first quarter service revenue. The decrease in service revenue from the project cancellation, combined with the acquisition costs associated with the acquisition of Zero2Ten, adversely affected our first quarter earnings.

"As we look forward we believe the combination of our core offerings plus the sales pipeline opportunities to be generated by our new offerings will drive double-digit service revenue growth in the second quarter of 2015 both sequentially and compared to the second quarter of 2014. Additionally, for the full year, when incorporating the strategic actions taken in the first quarter of 2015, we are similarly anticipating double-digit service revenue growth."

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, April 29, 2015) at 10:00 a.m. Eastern time to discuss its first quarter 2015 results.

Date: Wednesday, April 29, 2015
Time: 10:00 a.m. Eastern Time
Dial-in number: 1-877-713-9347
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 28507804) after 1:00 p.m. Eastern time through May 13, 2015.

About Edgewater

Edgewater Technology, Inc. (Nasdaq:EDGW) is a strategic consulting firm delivering a blend of classic and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater's brand names include Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected second quarter and full year 2015 service revenue, our ability to expand into other industry-oriented applications in the cloud, our ability to build critical mass in the Microsoft Dynamics channel and our ability to generate new sales pipeline opportunities through our new service offerings. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our 2014 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace advisory and product-based consulting services; and/or (13) changes in our utilization levels. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA. Risk Factors" in our 2014 Annual Report on Form 10-K filed with the SEC on March 2, 2015. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$ 18,921	$ 26,768
Accounts receivable, net	25,529	24,654
Deferred tax assets, net	1,198	1,196
Prepaid expenses and other current assets	1,616	1,053
Total current assets	47,264	53,671
Property and equipment, net	1,038	1,029
Goodwill and intangible assets, net	21,312	12,529
Deferred tax assets, net	26,651	25,974
Other assets	222	210
Total Assets	$ 96,487	$ 93,413

Liabilities and Stockholders' Equity
Accounts payable	$ 602	$ 315
Accrued liabilities	15,793	16,142
Deferred revenue	3,022	1,516
Total current liabilities	19,417	17,973
Long-term liabilities	2,418	411
Total liabilities	21,835	18,384
Stockholders' Equity	74,652	75,029
Total Liabilities and Stockholders' Equity	$ 96,487	$ 93,413

Shares Outstanding	11,576	11,440

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue:
Service Revenue	$ 22,677	$ 23,483
Software	2,167	2,053
Reimbursable expenses	1,734	2,078
Total revenue	26,578	27,614

Cost of revenue:
Project and personnel costs	15,794	14,357
Software costs	1,405	1,072
Reimbursable expenses	1,734	2,078
Total cost of revenue	18,933	17,507
Gross profit	7,645	10,107

Selling, general and administrative	8,266	8,576
Direct acquisition costs	611	--
Embezzlement costs	--	5
Depreciation and amortization	223	247
Operating (loss) income	(1,455)	1,279

Other expense, net	120	46
(Loss) income before income taxes	(1,575)	1,233
Income tax (benefit) provision	(635)	522
Net (loss) income	$ (940)	$ 711

BASIC (LOSS) EARNINGS PER SHARE:
Basic (loss) earnings per share	$ (0.08)	$ 0.06
Weighted average shares outstanding - Basic	11,345	10,968

DILUTED (LOSS) EARNINGS PER SHARE:
Diluted (loss) earnings per share	$ (0.08)	$ 0.06
Weighted average shares outstanding - Diluted	11,345	12,610

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flow (used in) provided by:
Operating activities	$ (3,419)	$ (2,680)
Investing activities	(4,652)	(62)
Financing activities	256	200
Effect of exchange rates on cash	(32)	(2)
Net decrease in cash and cash equivalents	$ (7,847)	$ (2,544)

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation." We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses (and loss recoveries) as we believe excluding these costs (and loss recoveries) from our non-GAAP financial measures is useful to investors because these expenses (loss recoveries) are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011 and again in the second quarter of 2014, we recorded a non-cash charge of $2.2 million and $400,000, respectively, in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations, (gains) and losses on foreign currency transactions and the recognition of the recorded discount on accrued contingent earnout consideration. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014

Reported GAAP net (loss) income	$ (940)	$ 711
Add: Income tax (benefit) provision	(635)	522
Add: Depreciation and amortization	277	300
Add: Stock-based compensation expense	463	387
Add: Direct acquisition costs	611	--
Add: Adjustments to contingent consideration	--	--
Add: Fullscope embezzlement costs	--	5
Add: Lease abandonment charges	--	--
Less: Other expense, net	120	46
Adjusted EBITDA[1]	$ (104)	$ 1,971
Adjusted EBITDA per diluted share[1]	$ (0.01)	$ 0.16
Diluted shares outstanding	11,345	12,610

Adjusted EBITDA as a % of total revenue[1]	(0.4)%	7.1%
Total revenue	$ 26,578	$ 27,614

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

CONTACT: Company Contact:
         Timothy R. Oakes
         Chief Financial Officer
         1-781-246-3343

         Investor Relations:
         Liolios Group, Inc.
         Cody Slach
         1-949-574-3860
         EDGW@liolios.com